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                                                                   EXHIBIT 10.13



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                          STANDARD FORM OF OFFICE LEASE
                     THE REAL ESTATE BOARD OF NEW YORK, INC.
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Agreement of Lease, made as of this ____________________ day of June 1998, between TRUSTEES OF THE MASONIC HALL AND ASYLUM FUND, having an address at 71 West 23rd Street, New York, New York 10010 party of the first part, hereinafter referred to as OWNER, and ORGANIC ONLINE, INC., having an address at 71 West 23rd Street, New York, New York 10010 from and after the Commencement Date, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire fourteenth (14th) and fifteenth (15th) floors and the Additional Designated Floor as shown on Exhibit A annexed hereto (the "demised premises") in the building known as 71 West 23rd Street (the "Building") in the Borough of Manhattan, City of New York, for the term of ten (10) years and five (5) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (hereinafter defined), and to end on the Expiration Date (hereinafter defined) both dates inclusive, at an annual rental rate as set forth in Article 37b hereof which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first ______ monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:         1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:    2. Tenant shall use and occupy demised premises for general and administrative offices only and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. [Insert 3.1] Tenant shall, before making any alterations, additions, installations or

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improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien [Insert 3.2] is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. [Insert 3.3] All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant [Insert 3.4] elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of [Insert 4.1] demised premises, and the public

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portions of the building interior and [Insert 4.2] (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body [Insert 6.1] which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or

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other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over [Insert 6.2] Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any

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time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable RIDER [9.1] by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is useable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall [rider to be added if necessary] not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on

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account of any period subsequent to such date shall be returned to Tenant.
Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

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11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. [insert 11.1] Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the

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same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability not shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

See paragraph 37C(5) for substitution

Bankruptcy:

16. [(a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.] Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of

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this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease [other than the covenants for the payment of rent or additional rent]; or if the demised premises become vacant or deserted [insert 7.2]; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 [insert 17.1] of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

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(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period, if any (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. [Neither] [Insert 21.1] Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" [Insert 21.2] and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear [Insert 22.1] and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided

Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles [or any cause whatsoever including, but not limited to,] government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency. [Insert 27.1]

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail [Insert 28.1] addressed to Tenant at the [Rider to be added if necessary.] building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail [Insert 28.1] addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory [Inset 29.1] purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. [Insert 29.2], and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense [Insert 29.3] [RIDER to be added in respect to rates and conditions for such additional service]; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office," or "offices," wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating

Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations [Insert 33.1] and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision [Insert 33.2] [to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto]. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

See paragraph 55 for substitution

Security:

[Insert 34.1]

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect (as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

                 See Rider Annexed Hereto and Made a Part Hereof

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                           TRUSTEES OF THE MASONIC HALL AND
                                             ASYLUM FUND

___________________________________          BY:________________________________


Witness for Tenant:                          ORGANIC ONLINE, INC.

___________________________________          BY:________________________________


                                ACKNOWLEDGEMENTS

CORPORATE OWNER                                CORPORATE TENANT
STATE OF NEW YORK, ss.:                        STATE OF NEW YORK, ss.:
County of                                      County of

On this _______ day of ____________, 1999__,   On this _______ day of ____________,
before me personally came ______               1999__, before me personally came ______
___________________, to me known, who being    ___________________, to me known, who
by me duly sworn, did depose and say that he   being by me duly sworn, did depose and
resides in _________________                   say that he resides in _________________
_________________; that he is the _____        _________________; that he is the _____
___________________ of ____________            ___________________ of ____________
______________ the corporation described in    ______________ the corporation described
and which executed the foregoing instrument,   in and which executed the foregoing
as OWNER; that he knows the seal of said       instrument, as TENANT; that he knows the
corporation; the seal affixed to said          seal of said corporation; the seal
instrument is such corporate seal; that it     affixed to said instrument is such
was so affixed by order of the Board of        corporate seal; that it was so affixed by
Directors of said corporation, and that he     order of the Board of Directors of said
signed his name thereto by like order.         corporation, and that he signed his name
                                               thereto by like order.

    ____________________________                   ____________________________


INDIVIDUAL OWNER                               INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:                        STATE OF NEW YORK, ss.:
County of                                      County of

On this _______ day of ____________, 1999__,   On this _______ day of ____________,
before me personally came ______               1999__, before me personally came ______
___________________, to be known and known     ___________________, to be known and
to me to be the individual described in and    known to me to be the individual
who, as OWNER, executed the foregoing          described in and who, as TENANT, executed
instrument and acknowledged to me that         the foregoing instrument and acknowledged
_________________________ he executed          to me that _________________________ he
                                               executed

the same.                                      the same.

    ____________________________                   ____________________________

                                    GUARANTY

        FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:_______________________________________        19______

_____________________________________________
Guarantor

_____________________________________________
Witness

                             IMPORTANT - PLEASE READ
                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug, or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of

New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15 Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

              INSERTS TO AGREEMENT OF LEASE BETWEEN TRUSTEES OF THE MASONIC HALL AND ASYLUM FUND, AS OWNER, AND ORGANIC
               ONLINE, INC., AS TENANT, DATED AS OF JUNE __, 1998

(3.1) Anything contained in this Article 3 or in Section 37C(3) of this lease to the contrary notwithstanding, Owner's consent shall not be unreasonably withheld or delayed with respect to any cosmetic, networking, telephone, nonstructural Tenant's Changes, provided that (x) consent for such Tenant's Change is not required by any third party (such as, by way of example, a mortgagee or ground lessor), and (y) such Tenant's Change (i) is not visible from the outside of the Building,
        (ii) does not affect any part of the Building other than the demised premises, (iii) does not affect any services required to be furnished by Owner to any other tenant or occupant of the Building, (iv) does not affect the proper functioning of any Building Systems (hereinafter defined), (v) does not impair or diminish the value or utility of the Building, and (vi) does not affect the certificate of occupancy for the Building or the demised premises. Owner's consent shall not be required with respect to those nonstructural Tenant's Changes which are merely cosmetic or decorative in nature, comply with the provisions of clauses
        (1) - (vi) above, and the cost of which are less than twenty thousand dollars ($20,000), provided, however, that such Tenant's Changes shall otherwise be performed in accordance with the provisions of this lease. With respect to mere cosmetic and/or decorative Tenant's Changes, Tenant shall only be required to submit to Owner a reasonably detailed schematic design or description and such other information as shall be reasonably requested by Owner. The term "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

(3.2)   or U.C.C. financing statement

(3.3)   or otherwise

(3.4) given together with Owner's consent to Tenant's alterations (provided, however, that Tenant's request for consent for such alterations must specifically state that if Owner does not require removal of the alterations when giving its consent thereto, Owner shall have waived its right to have Tenant remove the same prior to the expiration of the term of this lease),

(4.1)   the

(4.2)   Building Systems

(6.1)   (collectively, "Requirements")

(6.2)   that which would otherwise be in effect.

(9.1)   or totally inaccessible



                                  Inserts - i

(11.1) , which consent to a sublease or to an assignment shall be governed by the terms of Article 47 hereof.

(17.1)  Section 365

(17.2)  for a period in excess of thirty (30) days

(21.1)  Except as expressly provided herein, neither

(21.2) subject to the performance by Owner of the work ("Owner's Work") set forth on Exhibit "B" annexed hereto and made a part hereof,

(22.1)  and damage by fire or other insurable casualty

(27.1)  or by reason of any other cause beyond Owner's reasonable control

(28.1)  or by overnight mail or courier service

(29.1)  and drinking

(29.1)  and drinking

(29.2) and on Saturdays from 8:00 a.m. to 1:00 p.m., upon Tenant's prior request

(29.3) For overtime air-conditioning, the following rates shall apply:

        Sundays and holidays from 8:00 a.m. to 4:00 p.m.     $150.00 (flat rate)
        Saturdays after 1:00 p.m.                            $25.00/hour

(33.1) hereinafter set forth and annexed hereto and made a part hereof as Exhibit "C"

(33.2)  by informal arbitration pursuant to Article 46 hereof.



                                  Inserts - ii

RIDER ATTACHED TO AND FORMING PART OF LEASE DATED AS OF JUNE _, 1998 BETWEEN TRUSTEES OF THE MASONIC HALL AND ASYLUM FUND, OWNER, AND ORGANIC ONLINE, INC., TENANT

PREMISES:      71 WEST 23RD STREET
               NEW YORK, NEW YORK
               ENTIRE 14TH AND 15TH FLOORS AND THE ADDITIONAL DESIGNATED FLOOR



                          I. APPLICATION OF THIS RIDER

        A. Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease as Exhibit "C", whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

        B. Additional Definitions. For the purpose of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

               1. The term "The Additional Designated Floor" shall mean the eighth floor or other floor in the Building for which Owner is able to deliver possession to Tenant, provided, however, that such possession is delivered by Owner to Tenant on or before July 1, 1999 pursuant to written notice given by Owner to Tenant not later than 30 days prior to such delivery of possession.

               2. The term "fixed rent" shall mean rent consisting of base rent at the annual rate of:

   a. Six Hundred Seventy Six Thousand Dollars and 00/100 ($676,000.00) per annum (i.e., $56,333.33 per month) for the period commencing on the Commencement Date and ending on the earlier of (a) delivery to Tenant of possession of the Additional Designated Floor and (b) the day immediately preceding the fifth anniversary of the Commencement Date; on the day immediately preceding the fifth anniversary of the Commencement Date; and

   b. One Million Fourteen Thousand Dollars and 00/100 ($1,014,000.00) per annum (i.e. $84,500.00 per month) for the period commencing upon delivery to Tenant of possession of the Additional Designated Floor and ending on the day immediately preceding the fifth anniversary of the Commencement Date; and

   c. One Million Ninety Two Thousand Dollars and 00/100 ($1,092,000.00) per annum (i.e. $91,000.00 per month) for the period commencing on the fifth anniversary of the Commencement Date and ending on the Expiration Date provided, however, that in the event Owner shall have been unable to deliver to Tenant possession of the Additional Designated Floor, the base rent for the period commencing on the fifth anniversary of the Commencement Date and ending on the Expiration Date shall be Seven Hundred Twenty Eight Thousand and 00/100 ($728,000.00) per annum (i.e. $60,666.67 per month).

The rentable area of the demised premises is agreed to be 26,000 square feet for all purposes of this lease until Owner shall have delivered to Tenant possession of the Additional Designated Floor at which time the rentable area of the demised premises is agreed to be 39,000 square feet for all purposes of this lease.

               3. The term "additional rent" shall mean all sums of money, other than fixed rent, as shall become due and payable from Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of fixed rent.

               4. The terms "rent" and "rents" shall mean and include fixed rent and/or additional rent and/or escalation rent hereunder.

               5. The term "Commencement Date" shall mean the date of full execution and delivery of this lease, and the term "Expiration Date" shall mean the last day of the calendar month in which the ten (10) year five (5) month anniversary of the Commencement Date occurs.

               6. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be. Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants. Such provisions shall be deemed to mean that if the performance of the covenant will involve incurrence of expense such expense shall be borne by the party responsible for such performance except where this lease expressly provides otherwise.

               7. The term "Tenant" shall mean Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest as the case may be is in possession of the demised premises as owner of the Tenant's estate and interest granted by this lease, and also, if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

               8. Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of any subtenant's interest in a sublease hereunder, or, unless Tenant or the subtenant is an entity the securities of which are registered under appropriate statutory authority and listed and traded on a national exchange, of a 50% or greater interest in Tenant, or in a subtenant hereunder (whether stock, partnership interest or otherwise), in a single transaction or a related series of transactions, shall be deemed an assignment of this lease within the meaning of Article 11 or an assignment of the sublease within the meaning of Article 47, as the case may be.

               9. All references in this lease to numbered Articles and lettered Exhibits are references to Articles of this lease and Exhibits annex ed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

               10. The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to". The words "herein", "hereof", "hereby", "hereunder" and words of similar import shall be construed to refer to this lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated. The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Words and phrases used in the singular shall be deemed to include the plural and vice versa and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the sense of the context may permit.

               11. The term "Specialty Alterations" shall mean Tenant's Changes (hereinafter defined) consisting of kitchens, executive bathrooms, raised computer floors, computer installations, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other Tenant's Changes of a similar character.

               12. The term "Initial Tenant's Changes" shall mean the changes made by Tenant to initially prepare the demised premises for Tenant's occupancy.

               13. The terms "substantial completion" or "substantially completed" or words of similar import shall mean that Owners Work has been substantially completed, it being agreed that Owner's Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed.

               14. The term "Applicable Rate" shall mean the lesser of (a) two
(2) percentage points above the then current rate of interest publicly announced from time to time by The Chase Manhattan Bank, or its successor, as its "prime lending rate" (or such other term as may be used by The Chase Manhattan Bank, from time to time, for the rate presently referred to as its "prime lending rate"), and (b) the maximum rate permitted by applicable law.

        C. Some Qualifications of Certain Preceding Printed Articles.

               1. Notwithstanding Tenant's agreement to pay the fixed rent in lawful money which shall be legal tender, Owner shall accept, subject to collection, and Tenant shall pay all fixed rent and additional rent falling due under this lease by currently dated, unendorsed check of Tenant, payable to Owner or its designed agent and drawn on a bank or trust company which is a member of the New York Clearing House. If Tenant shall default in timely payment of any rent twice in any period of twenty-four (24) months, and whether or not such default shall be cured, Owner, may by notice given to Tenant at any time thereafter, require Tenant to make all further rent payments by currently dated, unendorsed certified or official bank check payable to Owner on a bank or trust company that is a member of the New York Clearing House.

               2. The use of the demised premises for the purposes specified in
Article 2 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of the demised premises or any part thereof for:

   i. the conduct of a public auction of any kind or of any gaming or gambling activities, or of any political or club activities, whether private or public;

   ii. the conduct of a school of any kind (other than a training center for employees of Tenant);

   iii. the conduct of a cafeteria or restaurant other than private dining facilities for Tenant's officers, employees and business guests;

   iv. the conduct of any business, occupation or activity which, in the reasonable judgment of Owner, may (i) create or foster an unusual risk to the security of the Building or of any of its tenants or occupants,
        (ii) impair the reputation of the Building for the highest class of office and commercial uses, or (iii) interfere with or disturb the occupancy of other tenants in the Building; or

   v.   the conduct of meetings, shows or exhibits for the general public.

        In no event shall the demised premises be used or occupied by anyone (as assignee of this lease or as subtenant or licensee), who shall not have a financial standing, or shall not be of a character, or shall not be engaged in a business, or shall not use the demised premises in a manner, which shall be in keeping with the standards in such respects of the other tenancies in the Building.

        In no event shall Tenant cause or permit, as the result of any intentional or unintentional act or omission on the part of Tenant, its agents, employees, tenants, subtenants or other occupants of the demised premises to release Hazardous Substances (hereinafter defined) in or from any portion of the demised premises in violation of any Environmental Laws (hereinafter defined). Tenant shall indemnify, defend and hold harmless Owner and any property manager(s) engaged by Owner, their successors, assigns, and each of their affiliated companies, partners, shareholders, agents, directors, officers and employees (collectively, "Indemnitees") from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitations, attorneys' and consultants' fees and disbursements and investigation and laboratory fees arising out of, or in any way related to: (i) the presence, disposal, release or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, its agents, employees, tenants, subtenants, invitees or other occupants of the demised premises, in or from or affecting the demised premises;
(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of related to any such Hazardous Substance; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and (iv) any violations of any Environmental Laws. As used herein the term "Hazardous Substance" shall mean solid waste, hazardous waste, hazardous substance, petroleum product or similar term as used and defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, any laws relating to underground storage tanks, and any similar or successor federal law, state law or local statutes or ordinances and any rules, regulations and policies promulgated thereunder, as any of the same may be amended from time to time (collectively, "Environmental Laws"). Tenant's indemnity hereunder shall survive the expiration or sooner termination of this lease.

               3. Supplementing Article 3:

   i. Tenant shall cause any permitted alterations, decorations, installations, additions or improvements (herein called "Tenant's Changes"; Tenant's Changes shall also include Initial Tenant's Changes) in or about the demised premises, referred to in Article 3, to be performed in compliance with all applicable Requirements, and in such manner as not to interfere with, delay, or impose any additional expense upon Owner in the construction, maintenance or operation of the Building, or interfere with or disturb the occupancy of other tenants in the Building, and so as to maintain harmonious labor relations in the Building. Tenant with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction.

   ii. Owner shall not unreasonably withhold or delay any consent or approval required under Article 3 to Tenant's contractor for the construction of the Tenant's Changes, provided that such contractors are licensed and experienced in the nature of the Tenant's Changes being performed, and provided further that Owner may require that any and all mechanical, electrical and air-conditioning work on behalf of Tenant shall be supervised by Owner's in-house personnel, if appropriate personnel are available or by the contractors regularly employed by Owner for such work in the Building. Any such supervision by Owner's personnel shall be reasonable in scope, taking into account the type of work being done on behalf of Tenant. Owner may require submission to it of plans and specifications for any proposed Tenant's Changes and in granting its consent to any Tenant's Changes may impose such conditions (in addition to those expressly provided in this lease) as to guaranty of completion and payment and of restoration and otherwise as Owner may consider desirable. In no event shall Owner be required to consent to any Tenant's Changes which could physically affect any part of the Building outside of the demised premises or might adversely affect the proper functioning of any of the Building Systems. In the event that Owner does not have appropriate in-house personnel available, Owner may require Tenant to reimburse Owner for Owner's reasonable out-of-pocket costs and expenses to unrelated third parties for (x) review of Tenant's plans and specifications for such Tenant's Changes, and (y) supervision of compliance with the requirements of this lease in the performance of such Tenant's Changes.

   iii. All counters, screens, grilles, railings, suspended lighting fixtures, panelling, business machines and equipment which are installed in the demised premises by or for the account of Tenant, and can be removed without structural damage to or defacement of the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the demised premises (all of which are herein called "Tenants Property") shall be and remain the property of Tenant and may be removed by it at any time during the term of this lease. However, if any of Tenants Property is removed, or upon the removal of Tenant's Changes and/or Specialty Alterations, Tenant shall repair or pay the cost of repairing any damage to the Building resulting from such removal. Any items of Tenants Property which shall remain In the demised premises after Tenant surrenders the demised premises, at the option of Owner, may be deemed to have been abandoned, and in such case either may be retained by Owner as Its property or may be disposed of at Tenant's cost, without accountability, In such manner as Owner may see fit.

   iv. Within thirty (30) days after the completion of any Tenant's Changes (including the Initial Tenant's Changes), Tenant shall deliver to Owner a full set of architectural, structural, mechanical and electrical drawings and specifications showing the demised premises "as built" by the performance of such Tenant's Changes.

               4. Supplementing and modifying Article 13, entry upon the demised premises pursuant to Article 13 shall be accomplished at such times and in such manner, and (except in the case of emergency) upon such reasonable notice, which notice may be oral, as to minimize to the extent practicable (without the necessity of incurring any additional monetary expense) under the circumstances interference with Tenant's use of the demised premises or inconvenience to Tenant.

               5. Supplementing Article 16, insert at the beginning thereof in place of the first sentence thereof, the following: "If, at or before the date fixed as the Commencement Date of the term of this lease or if at any time during the term hereby demised:

   a. Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law or, if Tenant is then a banking organization, shall file an application for voluntary liquidation or dissolution applicable to banking organizations; or

   b. an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state law shall be filed in any court and shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof; or

   c. a custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of Tenant's property in the demised premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, United States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

   d. if Tenant shall generally not pay Tenant's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

   e. if Tenant is then a banking organization, if the Superintendent of Banks of the State of New York or any other public officer having like authority and power over Tenant as a banking organization shall take possession of the business and property of Tenant at the demised premises;

then, Owner may, at its option, cancel or terminate this lease by giving Tenant written notice to such effect within a reasonable time after receipt of notice of the happening of any one or more of such events."

               6. Notwithstanding the specific provisions of Article 17:

   i. In case of default in the payment of fixed rent, additional rent or escalation rent reserved herein, Tenant shall have a grace period of five (5) days after notice of the existence of such default from Owner within which to cure such default and if such payment is not made before the expiration of such five (5) day grace period, Owner may serve a five
        (5) day notice of cancellation of this lease as, and with the effects, provided in Article 17(1).

   ii. In case of any other default referred to in Article 17(1) the Tenant shall be given ten (10) days (instead of five (5) days) after notice of the existence of such default from Owner within which to cure such default, except where failure to cure within a shorter period may subject Owner to criminal action or penalty, or where such default can be cured by payment of money, in either of which cases the provisions of
        Article 17(1), as written shall govern and except, further, that where any other such default can be completely cured or remedied in the exercise of due diligence but not within such grace period of ten (10) days, such grace period shall be deemed extended to such period as may be reasonably necessary to do the work or take such other steps as shall be required to correct such default, provided Tenant shall have diligently commenced curing such default promptly after receipt of notice thereof and shall thereafter proceed diligently to remedy the same completely.

   iii. Nothing in subparagraph (a) of this paragraph shall be deemed to require Owner to give the notices provided for therein prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being acknowledged and agreed by both parties that the sole purpose of such notices is to create a conditional limitation hereunder, and in the event such notices are given by Owner, Tenant shall become a holdover tenant and this lease shall terminate forthwith at the expiration of the applicable notice period with the effects provided in
        Article 17(1).

               7. Supplementing Articles 17 and 18:

   i. Tenant expressly recognizes that Tenant's due and punctual performance of all its obligations under this lease throughout the term hereof is of paramount importance to Owner and, without limiting the provisions of Articles 17 and 37C(7), Tenant agrees that, if Tenant (i) shall fail to pay for five (5) business days after it becomes due an installment of fixed rent or additional rent for two (2) consecutive months or for a total of three (3) months in any period of twelve (12) months, or (ii) shall default in the timely performance of any other obligation of Tenant under this lease with respect to which Owner shall have given Tenant notice of default, and such default shall occur more than two (2) times in any period of twelve (12) months, then notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in said Articles, any further similar default shall be deemed to be deliberate and Owner thereafter may, without further notice of default, serve a five (5) day notice of cancellation of this lease as and with the effects provided in subparagraph (1) of Article 17.

   ii. Instead of the liquidated damages determined pursuant to Article 18(c), Owner may, at its election, recover from Tenant as liquidated damages an amount determined pursuant to Article 16(b).

               8. The parties recognize and agree that the damage to Owner resulting from Tenant's failure to timely surrender the demised premises to Owner will be substantial, will exceed the amount of fixed rent, additional rent and escalation rent theretofore payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the demised premises is not surrendered to Owner within one (1) day after the Expiration Date or the sooner expiration of the term of this lease, Tenant shall pay Owner as liquidated damages for each day during which Tenant holds over in the demised premises after the Expiration Date or earlier expiration of the term of this lease, a sum equal to one and one half (1-1/2) times the greater of (a) the then fair market rental value of the demised premises (on a per diem basis) and (b) the average fixed rent, additional rent and escalation rent which was payable on a per diem basis under this lease on the last day of the term thereof. Tenant's obligations hereunder shall survive the Expiration Date or earlier expiration of the term of this lease.

               9. Supplementing Article 28, "requests" or "approvals" by Owner or Tenant under this lease shall be deemed to be notices. All notices shall be in writing.

               10. If Tenant shall fail to pay any installment of fixed rent or any amount of additional rent for more than five (5) business days after it shall have become due and payable, then, whether or not a notice of default has been given therefor pursuant to the provisions of Section 37C(6)(a), Tenant shall pay Owner a late charge and as additional rent a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due through and including the date of payment. Such late charge shall be without prejudice to any of Owner's rights and remedies hereunder or at law for nonpayment or late payment of rent and shall be in addition thereto.

               11. In the event that Tenant and Owner have entered into a stipulation, whether entered into in court or otherwise, for the repayment of any of Tenant's rent arrears, any monies received pursuant to said stipulation shall first be applied to current rent and then any arrears. Further, until such time as Tenant has fully and completely complied with the terms and provisions of the stipulation, Tenant shall not be in good standing pursuant to the terms and provisions of this lease and may not exercise any rights or remedies which it has, or may have, under or pursuant to this lease.

                                II. ELECTRICITY

        A. For purposes of this Article, the following terms shall have the following meanings:

               1. The term "Owner's Cost", shall mean, the average cost per kilowatt hour and average cost per kilowatt demand, by time of day, if applicable, to Owner of purchasing electricity for the building, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged) rate adjustment charges, sales tax, and/or any other factors, used by the public utility company (the "Utility" servicing the building in computing its charges to Owner applied to the kilowatt hours of energy and kilowatts of demand purchased by Owner during a given period, and further including transmission and transformer losses (to be determined by Owner if such losses are not measured by the Submeter, as defined herein); and

               2. The term "Owner's Statement", shall mean an instrument containing a computation (or estimate thereof), of Owner's Cost (hereinabove defined), or any other computation to be made by Owner pursuant to the provisions of this Article.

        B. Subject to the provisions of subdivision 4 of paragraph C hereof, Tenant agrees that Owner may furnish electricity to Tenant on a "rent inclusion" basis or on a "submetering" basis. On the Commencement Date, electricity will be furnished pursuant to subdivision (2).

               1. Submetering. Owner may, at Tenant's sole reasonable cost and expense, install a meter or meters (collectively, the "Submeter"), at a location designated by Owner, connections from the risers and/or circuits servicing the demised premises to the Submeter and perform all other work necessary for the furnishing of electric current by Owner to the demised premises in the manner provided for in this subdivision (1). If and so long as electric current is supplied by Owner to the demised premises to service Tenant's office equipment and the machinery and mechanical equipment for the air conditioning units utilized by Tenant, if any, Tenant will pay Owner or Owner's designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant's consumption and demand. In the event said air conditioning units are used by other tenants of the Building, the electric charges for such units shall be allocated by Owner proportionately, on the basis of the respective amount of rentable square feet occupied by such tenants, including Tenant. The additional rent payable by Tenant pursuant to this subdivision (1), shall be computed in the same manner as that for computation of Owner's Cost, as applied to the demised premises, plus a fee (the "Overhead Charge") equal to twelve (12%) percent of such charge to Owner, representing administrative/overhead costs to Owner. The amounts computed from the Submeter together with the Overhead Charge, are herein collectively called the "Electricity Additional Rent", and such amounts computed from the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this lease for any reason whatsoever, Owner may estimate the Electricity Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Owner within ten (10) days after demand therefor, or by Owner crediting Tenant with the amount of any overpayment, as the case may be. Owner, at its option, may from time to time, increase the Electricity Additional Rent based upon, among other things, any increase in Owner's Cost. The periods to be used for the aforesaid computation shall be as Owner, in its sole discretion, reasonably exercised, may from time to time elect. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the electric service rendered through each meter may be computed and billed at Owner's option, separately as above set forth, or cumulatively. Bills for the Electricity Additional Rent ("Bills"), shall be rendered to Tenant at such time as Owner may elect.

        Owner and Tenant agree, that the Submeter might be installed subsequent to the date (the "Initial Occupancy Date") that Tenant, or anyone (including, without limitation, any contractors or other workmen) claiming under or through Tenant first enters the demised premises. In such event, Owner, at Owner's sole option, may either (x) reasonably estimate the Electricity Additional Rent payable by Tenant for the period commencing on the Initial Occupancy Date and ending on the Occupancy Reading Date (hereinafter defined), and Tenant shall pay to Owner, within ten (10) days after demand therefor, the amount set forth on Owner's estimate and, after rendition of a subsequent Owner's Statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant, or (y) render a Owner's Statement to Tenant, after a reading of the installed Submeter is made (said date upon which the Submeter is read, being herein called the "Occupancy Reading Date") on or about the date upon which Tenant shall have completed the Initial Tenant's Changes, if any, and commenced normal business operations in the demised premises, and the amount calculated from the Submeter on the Occupancy Reading Date shall be determined on a per diem basis and then multiplied by the number of days from the Initial Occupancy Date through the Occupancy Reading Date to arrive at the amount due for said period, and Tenant shall pay the Electricity Additional Rent on the basis of such Submeter reading within ten (10) days after rendition of Owner's Statement detailing such computation.

        2. Rent Inclusion. Tenant acknowledges and agrees that if electric current is furnished to the demised premises on a rent-inclusion basis, then (i) the fixed rent set forth in this lease shall be increased by the "Electricity Rent Inclusion Factor" (hereinafter defined and sometimes called the "ERIF") to compensate Owner for the electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current to the demised premises as additional service, and (ii) the ERIF shall be subject to periodic adjustments as hereinafter provided. The Electricity Rent Inclusion Factor shall mean (x) the amount determined by multiplying Owner's Cost by Tenant's average kilowatt hour and average kilowatt demand usage (determined by the most recent survey under this subdivision (2), or (y) if no such survey has yet been made, the average on a per rentable square foot basis of the charges for electric current to the demised premises pursuant to subdivision (1) of this Section B (exclusive of the Overhead Charge) for the twelve (12) full calendar months preceding the month in which the provisions of this subdivision (2) shall become effective, multiplied by number of square feet of rentable area of the demised premises, plus twelve (12%) percent of the resulting total. If the provisions of this subdivision (2) shall be effective prior to the expiration of a period of twelve (12) full consecutive months during which Tenant is paying for electric energy to the demised premises pursuant to said subdivision (1) of this Article (and no survey has yet been made under this subdivision (2)), so that the ERIF cannot be determined in the manner described in the preceding sentence, then the Electricity Rent Inclusion Factor shall mean the amount determined by multiplying Owner's Cost by Tenant's average kilowatt hour and average kilowatt demand usage determined by the estimate of an electrical consultant selected by Owner, plus twelve (12%) percent of the resulting total. When a survey has been made by the electrical consultant selected by Owner (the "Consultant"), the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant. If after the first day of any relevant period for which either of the aforesaid computations is made there is an increase or decrease in Owner's Cost then, the ERIF for such relevant period shall be recomputed, effective on and after the change in Owner's Cost, by applying such changed rate and/or charges to the aforedescribed consumption and demand. Notwithstanding the foregoing, on the Commencement Date, the ERIF shall be $2.50 per square foot of rentable area in the demised premises.

        The parties agree that the Consultant shall determine (i) the ERIF in accordance with the provisions of this subdivision (2), and (ii) the changes in the ERIF due to changes in Owner's Cost. The Consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current therein, and the ERIF, effective as of the date of the survey, shall be redetermined by the Consultant in accordance with the survey results and the provisions of this subdivision (2).

        The determination by the Consultant shall be binding and conclusive on Owner and Tenant from and after the delivery of copies of such determinations to Owner and Tenant, unless within fifteen (15) days after the delivery of such copies, Tenant disputes such determinations by having an independent reputable electrical consultant selected and paid for by Tenant, consult with Owner or its consultant as to said determinations. If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them is seven (7%) percent or less of the determinations made by the Consultant then the determinations made by the Consultant shall be binding upon the parties. If Owner or the Consultant and Tenant's consultant can not agree within the said seven (7%) percent of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. If Owner or the Consultant and Tenant's consultant cannot agree upon such a third electrical consultant, the matter shall be submitted to arbitration in accordance with Article 46. Any charges of such third consultant shall be borne equally by both parties. When the amount of such increase has been determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of fixed rent effective from the date determined by such electrical consultant as aforesaid. Notwithstanding the foregoing, until such final determination, Tenant shall pay fixed rent to Owner in accordance with the determinations made by the Consultant. After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

        C. General Conditions

               1. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the demised premises by reason of any requirement, act or omission of the Utility or for any other reason not attributable to the gross negligence of Owner, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Owner.

               2. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the Utility. Tenant shall not use any electrical equipment which, in Owner's reasonable judgment, would exceed the capacity of the existing risers serving the demised premises (the "Basic Capacity"), or interfere with the electrical service to other tenants of the Building. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, personal computers, copiers, typewriters and other small office machines which consume comparable amounts of electricity, without Owner's prior consent. In the event that, in Owner's sole judgment, reasonably exercised, Tenant's electrical requirements require in excess of the Basic Capacity and necessitate installation of an additional riser, risers or other proper and necessary equipment, Owner shall so notify Tenant of same. Within five (5) business days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Owner, in its sole judgment, reasonably exercised, shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Owner shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Owner. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Tenant shall furnish and install, at its expense, all original and replacement lighting tubes, lamps, bulbs and ballasts required in the demised premises.

               3. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc. may be changed by virtue of time-of-day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

               4. If required due to changes in requirements of law or the Utility, Owner shall have the right at any time, and from time to time, during the term of this lease, upon forty-five (45) days prior written notice to Tenant, to change the furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or visa versa. In addition, if Owner shall elect to terminate furnishing electricity to a majority of the tenants in the Building then receiving electricity from Owner, Owner shall have the right to terminate the furnishing of electricity to the demised premises on a rent-inclusion, submetering, or any other basis at any time, upon forty-five (45) days' written notice to the Tenant in which event Tenant may make application directly to the Utility for Tenant's entire separate supply of electric current to the demised premises and Owner shall permit its wires and conduits, to the extent available and safely capable in Owner's sole judgment, reasonably exercised, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the Utility shall be installed at Tenant's sole cost and expense, subject to the provisions of this lease. Rigid conduit only will be allowed. Owner, upon the expiration of the aforesaid forty-five (45) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. Owner will permit Tenant to continue to receive electricity from Owner on a redistribution basis for such period of time as is reasonably required by Tenant to arrange to obtain electricity service directly from the Utility. Commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed rent payable under this lease shall be reduced where electricity rent inclusion is discontinued, by a sum equal to what the ERIF portion of the fixed rent was at the time of such discontinuance (the parties acknowledge that in the case of termination of redistribution by submetering, the fixed rent payable under this lease would not be affected thereby).

               5. In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Owner (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Owner the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time, the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

               6. Notwithstanding any provisions of this Article and regardless of the manner of service of electric current to the demised premises (whether by rent inclusion or submetering), in no event shall the cost to Tenant for electric energy to the demised premises be less or more than one hundred twelve (112%) percent of Owners Cost unless otherwise provided herein.

               7. If any tax is imposed upon Owner's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, a portion of such taxes (based on the amount of the Electricity Additional Rent as applied to the appropriate tax rate) shall be passed on to, and included in the bill of, and paid by Tenant to Owner as additional rent.

        D. The provisions of this Article are subject to any requirements or demands imposed by the Utility.

                       III. SUPERIOR LEASES AND MORTGAGES

        A. For the purposes of this Article a "Mortgagee" shall mean the holder of a mortgage affecting the Building and "Lessor" shall mean the holder of a superior lease affecting the Building.

        B. If the date of expiration of any superior lease shall be the same day as the Expiration Date, the term shall end and expire twelve (12) hours prior to the expiration of the superior lease. If, in connection with the financing of the Land, the Building or the interest of the lessee under any superior lease, or if in connection with the entering into of a superior lease, any lending institution or Lessor shall request reasonable modifications of this lease that do not increase Tenant's monetary obligations under this lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant under this lease, Tenant shall make such modifications.

               1. Neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

   a. liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Owner), or

   b. subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Owner), or

   c. bound by any payment of rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Owner) more than thirty (30) days in advance of the date upon which such payment was due, or

   d. bound by any obligation to make any payment to or on behalf of Tenant, or

   e. bound by any obligation to perform any work or to make improvements to the demised premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the demised premises,
        (ii) repairs to the demised premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 9 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any Insurance actually made available to such Lessor or Mortgagee, and (iii) repairs to the demised premises as a result of a partial condemnation pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee, or

   f. bound by any amendment or modification of this lease made without its consent, or

   g. bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this lease.

        C. If at any time prior to the expiration of the term, any superior lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Land or the Building or the estate created by any superior lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Land or the Building, or of the Lessor, or of any Mortgagee in possession of the Land or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Owner as a result of any such termination, or as a result of a foreclosure of such Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this lease, subject to the provisions of Section 39B hereof, for the remainder of the term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the demised premises. The provisions of this Section 39C shall enure to the benefit of any such owner, Lessor or Mortgage, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any superior lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 39C, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 39C shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

        D. As long as any superior lease or mortgage shall exist, Tenant shall not seek to terminate this lease by reason of any act or omission of Owner until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at their addresses provided to Tenant, and if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

        E. Owner represents that, as of the date of this lease, there are no superior leases or mortgages affecting the Building. Owner agrees that it shall use reasonable efforts to obtain a non-disturbance and attornment agreement from any future Mortgagees or Lessors, provided, however, that the failure to obtain such agreement(s) shall not be deemed a default on the part of Owner.

                            IV. ESTOPPEL CERTIFICATE

        Each party shall, at any time and from time to time, at the request of the other party, upon not less than five (5) days' notice, if given in person, or ten (10) days' notice, if given by mail, execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect [or if there has been any modification, that the same is in full force and effect as modified and stating the modification(s)], certifying the dates to which the fixed rent, additional rent and escalation rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

                   V. INDEMNIFICATION AND LIABILITY OF OWNER

        A. Tenant shall indemnify and save harmless Owner against and from (a) any and all claims (i) arising from (x) the conduct of business in or management (other than by Owner or any of its employees, agents or contractors) of the demised premises or (y) any work or thing whatsoever done, or any condition created (other than by Owner or any of its employees, agents or contractors) in or about the demised premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises pursuant to this lease, or (ii) arising from any act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. Tenant's indemnity hereunder shall survive the expiration or sooner termination of this lease. In case any action or proceeding be brought against Owner by reason of any such claim, Tenant, upon notice from Owner, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Owner. Tenant or its counsel shall keep Owner fully apprised at all times of the status of such defense. Counsel for Tenant's insurer shall be deemed satisfactory to Owner.

        B. Tenant shall look only to Owner's estate(s) in the Land and Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this lease, and no other property or other assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the demised premises.

                              VI. RENT ESCALATION

        A. Real Estate Taxes

               1. In the event that at any time during the term of this lease, the Owner shall be required to pay real estate taxes levied by the City of New York against the Building and the Land, the taxes imposed for the first fiscal year in which such obligation commences (the "Base Tax Year") shall be deemed the "basic taxes". If during any fiscal year of the City of New York during the term of this lease subsequent to the Base Tax Year, the real estate taxes levied by the City of New York against the Land and Building shall be greater then the basic taxes, Tenant agrees to pay to Owner, as additional rent, the product of the following: (i) the amount of the excess of such real estate taxes over the basic taxes; and (ii) a fraction, the numerator of which is the number of rentable square feet of the demised premises, and the denominator of which is the number of rentable square feet in the Building subject to real estate taxes. However, in no event shall Tenant have any obligation under this Section in the event that real estate taxes for any fiscal year are less than the basic taxes.

               2. In the event that as a result of administrative or court proceedings, the real estate taxes for any fiscal year after the Base Tax Year shall be reduced, Owner shall make an appropriate payment to the Tenant upon receiving a refund or a tax bill reflecting such reduction from the City of New York, so that the aggregate payment from Tenant to Owner with reference to such fiscal year of the City of New York pursuant to the provisions of this Article shall be brought to the amount which it would have been if the reduced taxes for such fiscal year were the original taxes levied upon the Land and Building. Owner's obligation to make such payments shall survive the end or termination of the term of this lease.

   (a) In the event that as a result of administrative or court proceedings, the real estate taxes for the Base Tax Year shall be reduced, Tenant shall promptly, upon demand, make appropriate payment(s) to Owner reflecting such reduction from the City of New York, so that the aggregate payment from Tenant to Owner with reference to the following fiscal years of the City of New York pursuant to the provisions of this Article shall be brought to the amount which it would have been if the reduced taxes for such Base Tax Year were the original taxes levied upon the Land and Building. Tenant's obligation to make such payments shall survive the end or termination of the term of this lease.

               3. If the term of this lease shall end or be terminated (for any reason other than the Tenant's default) on a day other than the end of a fiscal year of the City of New York and such end or termination shall be during a fiscal year of the City of New York as to which a payment is agreed to be made by Tenant pursuant to the provisions of this Article, then such payment shall be reduced by the proportion thereof which the number of days elapsed from the end or termination of the term hereof to the end of the then current fiscal year of the City of New York bears to 365.

               4. Any sum payable by Tenant in accordance with this Article shall be paid on or before the last day of the fourth month of the fiscal year of the City of New York to which such payment is applicable. At least thirty
(30) days prior to such due date, Owner shall furnish Tenant with a certified statement of such sum and the calculations on which it is based. The obligation to make such payment shall survive the end or termination of this lease. Tenant shall not be required to anticipate payment of its proportionate share of any special Borough-wide assessment levied against the Land and Building unless Owner shall, in its sole discretion, elect to anticipate payment thereof.

               5. All mention herein of "real estate taxes levied by the City of New York" shall be deemed to refer to the aggregate of all Borough-wide levies against the Land and Building, whether called City taxes, City and Borough assessments or by any other term.

               6. If the attorneys for Owner in any administrative or court proceedings succeed or shall have succeeded in reducing the assessed valuation for real estate tax purposes of the real estate known as 71 West 23rd Street, the Borough of Manhattan, City of New York, for any fiscal year of the City of New York subsequent to the Base Tax Year, the whole or any part of which shall be included within the term of this lease, and as a result of such attorneys' services there shall be payment by Owner to Tenant or a saving of additional rent payable pursuant to this Article, Tenant agrees to pay to Owner as additional rent, upon demand, that portion of such saving of additional rent or payment by Owner to Tenant resulting from such services shall bear to the total tax savings or refund from the City of New York on the entire real estate resulting from their services. The obligation to make the payment required by this Article shall survive the end or termination of the term of this lease.

               7. Any dispute arising under this Article shall be submitted to arbitration in accordance with Article 46. The right to dispute the amount of any sum payable under this Article upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Owner within twenty (20) days of rendition of a bill or statement therefor.

        B. Porter's Wage Increase

               1. For the purposes of this Article:

   i. The term "Base Wage Year" shall mean the calendar year ending December 31, 1998.

   ii. The term "Escalation Year" shall mean each calendar year which shall include any part of the term of this lease commencing after the Base Wage Year.

   iii. The term "R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

   iv. The term "Local 32B" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

   v. The term "Class A Office Buildings" shall mean office buildings in the same class or category as the building under any building operating agreement between R.A.B. and Local 32B, regardless of the designation given to such office buildings in any such agreement.

   vi. The term "Wage Rates" with respect to the Base Wage Year or any Escalation Year shall mean the regular average hourly wage rate required to be paid to Porters in Class A Office Buildings pursuant to any agreement between R.A.B. and Local 32B in effect during such Escalation Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the building), e.g., if, for example, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for forty (40) hours during a calendar week at a regular hourly wage rate of $4.00 for the first thirty (30) hours and at an overtime hourly average wage of $5.00 for the remaining ten (10) hours, then the regular average hourly wage rate under this subsection would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is forty (40) and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks, whether paid by landlord or any independent contractor. Such regular average hourly wage rate shall not include any so called "fringe benefits". If there is no such agreement in effect as of the date of Owner's Statement on which such regular average hourly wage rate is determinable, the computations shall be made on the basis of the regular average hourly wage rate being paid by Owner or by the contractor performing porter or cleaning services for Owner as of the date of such Owner's Statement and appropriate retroactive adjustments shall be made when the regular average hourly wage rate paid as of such Owner's Statement is finally determined. If length of service shall be a factor in determining any element of wages, it shall be conclusively presumed that all employees have two (2) years of service. The terms hereof shall be effective whether or not the Building is a Class A office building or employs such a Porter, as Wage Rate is intended to be a substitute comparative index as opposed to an actual operating expense calculation and is not intended to reflect the actual cost of wages and other expenses for the Building and increases or decreases thereto.

   vii. The term "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

               2.

   i. For each Escalation Year commencing during the term of this lease, Tenant shall pay ("Tenant's Operating Payment") a sum equal to the number of square feet of rentable area in the demised premises multiplied by the number of cents (inclusive of any fractions of a cent) of any increase in Wage Rates above those in effect as of December 31 of the Base Wage Year. Any such payment shall be effective as of, and retroactive to, if necessary, the date of such increase in Wage Rates.

   ii. Owner shall furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Owner's estimate of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Owner on the first day of each month during any Escalation Year, an amount equal to one-twelfth (1/12th) of Owner's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Owner shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to the monthly sum payable by Tenant to Owner under this subparagraph
        (b) in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Owner shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there shall have been an overpayment, Owner shall either refund to Tenant with reasonable promptness the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Section; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Owner an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Owner may at any time or from time to time furnish to Tenant a revised statement of Owner's estimate of Tenant's Operating Payment for such Escalation Year; and in such case, Tenant's Operating Payment for such

        Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

   iii. After the end of each Escalation Year Owner shall furnish to Tenant an Owner's Statement for such Escalation Year. If the Owner's Statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment paid by Tenant for such Escalation Year, Owner shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Section; and if the Owner's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand thereof.

   iv. The computation under this Article is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Owner for its costs and expenses paid by Owner with respect to the Building.

   v. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Owner's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Owner and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

               3. Owner's failure to render Owner's Statements with respect to any Escalation Year shall not prejudice Owner's right to thereafter render a Owner's Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Owner from issuing Owner's Statements at any time there is an increase in Wage Rates during any Escalation Year or any time thereafter.

                             VII. ABATEMENT OF RENT

        Provided Tenant is not in default (beyond any applicable grace and cure periods) of the terms and conditions of this lease, the fixed rent payable hereunder shall be abated (i) with respect to the fourteenth (14th) floor portion of the demised premises for the fifth (5th), sixth (6th), thirteenth
(13th) and fourteenth (14th) months of the term, (ii) with respect to the fifteenth (15th) floor portion of the demised premises for the period commencing on the date of substantial completion of Owner's Work (hereinafter defined) and ending on the date which is five (5) months thereafter and with respect to the Designated Additional Floor for the seventh, eighth and ninth months and the sixteenth and seventeenth months of the term. Notwithstanding the foregoing, Tenant shall be required to pay for its consumption of electricity commencing on the Commencement Date and there shall be no abatement therefor.

                          VIII. RESTRICTIONS ON SIGNS

        A. No lettering, sign, advertisement, notice, or object shall be displayed in or on the windows or doors, or on the outside of the demised premises, or at any point inside the demised premises, where the same might be visible outside of the demised premises, except that the name and logotype of Tenant and its subtenants may be displayed on or next to the entrance doors of the demised premises, subject to the approval of Owner (which shall not be unreasonably withheld) as to the size, color, material, style and location of such display.

        B. Owner shall make available to six (6) listings in the lobby directories of the Building. The initial listings shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Owner shall make changes to the lobby directory to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Owner Owner's out-of-pocket costs for each change Tenant requests.

                                  IX. CONSENTS

        A. Wherever in this lease it is provided that either party shall not unreasonably withhold consent or approval or shall exercise its judgment reasonably, such consent or approval or exercise of judgment (hereinafter referred to collectively as "consent") shall also not be unreasonably delayed. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent, or in case notice of denial is not received within twenty (20) days after making its request for the consent, within ten (10) days after the expiration of such twenty (20) day period; and within ten (10) days after giving the first mentioned notice it may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by informal arbitration in the manner provided in Article 46. Failure to give such first mentioned notice or to make such submission to arbitration within the period hereinabove provided therefor shall preclude any further right to dispute the reasonableness of such withholding of consent. A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and it shall be so determined by arbitration as aforesaid, in the event of such determination, the requested consent shall be deemed to have been granted for all purposes of this lease; however, except to the extent otherwise provided below in this Section A, the party who shall have refused or failed to give such consent shall not have any liability to the other party therefor and the only remedy for an unreasonable withholding or delaying of consent by either party shall be as provided in this Article. Notwithstanding the foregoing, the party in whose favor such a determination has been made and has become final shall be entitled to recover from the other party its reasonable counsel fees and arbitration fees paid and court costs awarded in connection with such determination.

        B. Wherever in this lease or any Exhibit it is provided that the approval of a representative of either party (such as Owner's engineer or architect or Tenant's designer or engineer) is required for any particular matter, such approval shall be deemed to be a consent of the party for the purposes of Section A of this Article, provided that a true copy of the notice requesting such approval is given to the party so represented before the other party may claim that such approval has been unreasonably withheld or delayed.

        C. Whenever Tenant shall submit to Owner any plan, agreement or other document for Owner's consent or approval and Owner shall require the expert opinion of Owner's counsel, architect, engineer or other representative or agent of Owner as to the form or substance thereof, Tenant shall pay to Owner, Owner's out-of-pocket cost of obtaining such expert opinion with ten (10) days after Owner's demand therefor.

                            X. INFORMAL ARBITRATION

        A. Every dispute between the parties which is specifically provided in this lease to be determined by informal arbitration shall be submitted to Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc. (or to such officer of said Real Estate Board or of any similar organization then successor thereto, having like authority or duties), for determination by him or by such other, impartial person or persons as he may designate, and such determination, when made and rendered to the parties in writing, shall be final and conclusive on the parties. Such submission may be made by either party on notice to the other ("Notice of Dispute") and the other party may then, within ten (10) days after receipt of the Notice of Dispute present its statement of the matter in dispute (the "Reply") to such arbitrator, upon notice to the first party. The expenses of such informal arbitration shall be borne by the parties equally.

        B. If at the time such dispute is to be submitted neither the Real Estate Board of New York, Inc. nor any such successor organization shall exist, or if at such time the appropriate officer of said Real Estate Board or of such successor organization shall be unwilling or unable to accept the submission, or if despite diligent efforts made in good faith by either party, the arbitrator is not appointed or does not commence hearing the matter within thirty (30) days after the receipt of the Reply, or if the arbitrator to whom the matter is submitted shall fail to render his decision to the parties in writing within sixty (60) days after the receipt of the Reply, then in any such event, at the instance of either party, if the event shall not be due to its fault or neglect, the matter in dispute shall be determined by arbitration in the City and County of New York in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association (or any organization then successor thereto). The expenses of such procedure shall be borne by the parties equally.

                         XI. ASSIGNMENT AND SUBLETTING

        Notwithstanding the provisions of Articles 11 and 37B(7), and in modification and amplification thereof:

        A. If this lease be assigned, whether or not in violation of the provisions of this lease, Owner, may collect rent from the assignee. If the demised premises or any part thereof be sublet or be used or occupied by anybody other than Tenant whether or not in violation of this lease, Owner may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the undertenant or occupant. In either event, Owner may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11 or of this Article, or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this lease. The consent by Owner to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express consent of Owner to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

        B.

               1. Tenant may, without Owner's consent (provided Tenant complies with Section D below), assign this lease for the use set forth in Article 2 to a corporation or other business entity (herein sometimes called a "successor corporation") into or with which Tenant shall be merged, or consolidated, or to which substantially all of Tenant's assets may be transferred, provided that (a) the successor corporation shall have assumed substantially all of Tenant's obligations and liabilities, including all obligations under this lease, by operation of law or appropriate instruments of merger, consolidation or transfer, (b) the successor corporation shall have a net worth and annual income, and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to the greater of Tenant's net worth and annual income and cash flow, as so determined, on (i) the date immediately preceding the date of such assignment, and (ii) the Commencement Date, and (c) the purpose of such merger, consolidation or transfer is not to effect a transfer of Tenant's leasehold interest in the demised premises in circumvention of the requirements set forth elsewhere in this lease. In case of an assignment by merger or in consolidation, a true copy of the instrument of merger or consolidation containing the successor corporation's assumption of Tenant's obligations and liabilities, assuming Tenant's liabilities under this lease, shall be acceptable to Owner in lieu of the agreement mentioned in the first sentence of Section G below.

               2. Tenant may, without Owner's consent (provided Tenant complies with Section D below), sublet any part or parts of the demised premises for the use set forth in

Article 2 to a corporation or other business entity (herein sometimes called a "related corporation") which shall control, be controlled by or be under common control with Tenant, provided (i) Tenant shall comply with Section E below, and
(ii) such subtenant shall continue to be a related corporation of Tenant. Any related corporation may use and occupy a part of the demised premises for any of the purposes permitted by this lease, subject to compliance with Tenant's obligations under this lease, provided Tenant shall notify Owner with reasonable promptness of (i) the name of the related corporation, (ii) the manner in which the related corporation is related to Tenant, and (iii) the period of time during which the related corporation will use the demised premises. However such use shall not be deemed to vest in any such related corporation any right or interest in this lease or the demised premises. As used herein in defining a related corporation, control shall be deemed established by the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation, and with respect to an entity which is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the controlled entity.

        C.

               1. If Tenant shall desire to assign this lease or to sublet the demised premises, in whole or in part, to anyone other than a related or successor corporation, only for the use set forth in Article 2, Tenant shall submit to Owner a request for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein;
(iii) the basic terms and conditions, including the effective date of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the demised premises or part thereof; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant.

               2. Upon receiving such request, Owner shall have the option, in the case of a proposed sublease, to sublet from Tenant the area proposed for the term proposed and upon all the applicable covenants, agreements, terms, provisions and conditions contained in this lease, at a rental rate with provisions for additional rent as provided in this lease for the entire demised premises or, if less than the whole is sublet, equal to an equitable apportionment on square foot basis of such rent and additional rent. In the event Owner fails to exercise such option by notice to Tenant, in writing, given by certified mail, return receipt requested, within thirty (30) days of the date of mailing of the aforesaid request from Tenant, such option shall terminate with respect to the particular subletting as to which consent shall have been requested by Tenant. If, however, said option is exercised, Owner, as such subtenant, shall have the right to further sublet the premises covered by such option without the consent of Tenant and shall also have the right to make any change, alterations and improvements in such sublet space, provided, however, that if such sublease resulting from the exercise of such option shall terminate more than one (1) year prior to the end of the term of this lease, Owner shall restore the sublet premises to substantially their previous condition, reasonable wear and tear excepted.

               3. Anything in this Article 47 contained to the contrary notwithstanding, Owner shall have the right, within thirty (30) days after receipt of Tenant's request for consent to a proposed subtenant for the entire demised premises or of an assignment of this lease to notify Tenant, in writing, of its intention to recapture the demised premises as of the effective commencement date of the proposed sublease or assignment and, in that event: (a) Tenant shall vacate and surrender to Owner the demised premises as if said date were the date herein set forth as the termination date of this lease; and (b) upon Tenant's vacating and surrendering the demised premises, Owner and Tenant shall have no further liability to each other as of said date, except with respect to any unpaid accrued rent and/or additional rent and except with respect to any other obligation or matter which, by the terms of this lease, survives the termination of this lease.

        D. If Tenant requests Owner's consent to a sublet and Owner does not exercise either of its options set forth in Sections C(2) and (3) of this Article, as applicable, Owner shall not unreasonably withhold its consent to the proposed subletting referred to in Tenant's notice given pursuant to Section C, provided that:

               1. The proposed subtenant is (i) of a financial standing satisfactory to Owner, (ii) engaged in a business reasonably satisfactory to Owner, and (iii) will use the demised premises as permitted under Article 2 (and otherwise in accordance with this lease) and in such a manner so as to not violate any negative covenants as to use contained in any other lease made between Owner and other tenant(s) of the Building.

               2. The proposed subtenant is a reputable entity.

               3. The proposed subtenant is not then a tenant or occupant of any part of the Building or a corporation or other entity which controls or is controlled by such tenant or occupant or is under common control with such tenant or occupant.

               4. If Owner should have, or within six (6) months will have, suitable space available in the Building, the proposed subtenant shall not then be a prospective tenant with whom Owner shall have been negotiating for the leasing of space in the Building.

               5. The subletting shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior consent of Owner in each instance.

               6. No subletting shall end later than one day before the Expiration Date of this lease.

               7. The subletting is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this lease should be terminated prior to the Expiration Date or if Owner should succeed to Tenant's estate in the demised premises, then, at Owner's election, the subtenant shall attorn to and recognize Owner as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Owner may reasonably request to evidence such attornment.

               8. If the demised premises are to be divided, the areas to be sublet shall have direct access to the public corridor, elevators, stairwells and toilets on the same floor of the Building. All access corridors shall not be less than six feet in width and shall be constructed in compliance with all applicable laws and requirements of public authorities.

               9. There shall be no more than three (3) entities (including Tenant) in the demised premises as a result of any subletting.

               10. Tenant is not in default under this lease or any other lease at the time in effect between Owner and Tenant with respect to premises in the Building.

               11. Tenant shall reimburse Owner for any reasonable expenses that may be incurred by Owner in connection with the proposed sublease including, without limitation, the reasonable costs of making investigations as to the acceptability of a proposed subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the sublease.

        E. Tenant shall furnish Owner with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder promptly after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant.

        F. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this lease.

        G. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this lease shall be binding upon Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.

        H.

               1. If Tenant shall receive any consideration from its assignee for or in consideration of Tenant's interests in the Tenant's Changes, other than from a related or successor corporation, then, Tenant shall account to Owner therefor and shall pay over to Owner such consideration as and when such consideration is received, and from which shall be deducted the reasonable expenses incurred by Tenant in connection with such assignment, including (without limitation) brokerage commissions, advertising costs, reasonable attorneys' fees and disbursements and decorating and remodeling costs, to be amortized over the then remaining term of this lease.

               2. If Tenant shall receive any rents and/or consideration from its subtenant, other then from a related corporation, which for any period, shall exceed the per square foot rates of the fixed rent and all additional rent and escalation rent payable under this lease for the same period; or if Tenant shall receive from its subtenant any consideration for the sale or use of Tenant's Property or Tenant's right to use the Tenant's Changes; then, in each instance Tenant shall account to Owner therefor and shall pay over to Owner such excess rents and such other consideration, as and when received, and from which shall be deducted the reasonable expenses incurred by Tenant in connection with such subletting, including (without limitation) brokerage commissions, advertising costs, reasonable attorneys' fees and disbursements and decorating and remodeling costs, to be amortized over the then remaining term of this lease.

                                 XII. BROKERAGE

        Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this lease except Newmark Company Real Estate, Inc. and Julien J. Studley, Inc. and Stone Company (a California Licensed Real Estate Broker), which brokers shall be paid their commissions in connection with this lease by Owner. The execution and delivery of this lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Owner harmless from and against any and all claims for commission, fee or other compensation by any other person who shall claim to have dealt with Tenant in connection with this lease and for any and all costs incurred by Owner in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Owner shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Owner in connection with this lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article shall survive the expiration or prior termination of this lease.

                               XIII. RENT CONTROL

        If at the commencement of, or at any time(s) during the term of this lease, the rent(s) reserved in this lease shall not be fully collectible for reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this lease for the periods following such termination, and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this lease but for such legal rent restriction, less (ii) the rents paid by Tenant to Owner during the period(s) such legal rent restriction was in effect. Any security deposited by Tenant may be retained by Owner for one year after such termination of this lease, to secure collection of any amount Owner may be entitled to receive pursuant to clause (b) above.

                     XIV. CONDITION OF THE DEMISED PREMISES

        A. Tenant has inspected the demised premises and shall take possession of the demised premises "as is" (except for latent defects, provided Tenant gives Owner prompt notice thereof), and Owner shall have no obligation to alter, improve, decorate or otherwise prepare the demised premises for Tenant's occupancy, except for Owner's Work as set forth on Exhibit "B". Owner has made no representations as to the date on which it will complete Owner's Work and Owner shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this lease and the Commencement Date shall not be affected thereby. If, for any reason whatsoever, Owner's Work is not substantially completed by the Commencement Date, Owner shall have the right to enter the demised premises subsequent to the Commencement Date to complete Owner's Work and the payment of fixed rent, additional rent and escalation rent shall not be affected thereby or by the failure to substantially complete Owner's Work by the Work Date. Tenant, in compliance with the further provisions of this Article, Building regulations and procedures, and other applicable provisions of this lease, shall perform the Initial Tenant's Changes. In addition, Tenant shall make any and all modifications and additions and replacements to the existing sprinkler and alarm systems as may be necessitated by the Initial Tenant's Changes.

        B. Tenant shall prepare and shall submit to Owner for its approval (which shall not be unreasonably withheld) complete, finished, detailed and fully dimensioned architectural, electric and engineering plans and drawings, and specifications for the Initial Tenant's Changes ("Tenant's Plans"), employing engineers approved by Owner (which approval, subject to the provisions of Section 37C(3), shall not be unreasonably withheld). Tenant's Plans shall be practicable and shall conform to the existing physical condition of the Building, the filed plans and specifications for the Building, and all



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

Requirements. In the event Owner refuses to approve Tenant's Plans it shall advise Tenant of those revisions or corrections Owner requires, and Tenant shall promptly thereafter cause revised Tenant's Plans to be submitted to Owner for its approval.

        C. Upon Owner's approval of Tenant's Plans, Tenant shall cause Tenant's Plans (including mechanical plans and specifications) to be filed with the governmental agencies having jurisdiction thereof, in order to obtain, and shall obtain, all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates (collectively, "Permits") which may be required in connection with the performance of the Initial Tenant's Changes. Owner shall with reasonable promptness sign the applications for such Permits prepared by Tenant which require Owner's signature and Tenant shall indemnify and hold Owner harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application. The Initial Tenant's Changes shall be governed by the provisions of Article 3 and Section 37C(3) with respect to Tenant's Changes as if the Initial Tenant's Changes were Tenant's Changes as modified and supplemented by this Article. Tenant shall employ, as its general contractor for the performance of the Initial Tenant's Changes, such contractor as Tenant may select and Owner shall, in the reasonable exercise of its judgment (and subject to the provisions of Section 37C(3)), approve. Owner shall permit Tenant's contractors and suppliers to move construction materials, supplies and equipment for the Initial Tenant's Changes to the demised premises and to remove construction waste and debris therefrom, by an elevator to be designated by Owner, at times appointed by Owner after normal business hours or on other than business days, giving effect to other previously made appointments. Tenant's contractors and suppliers shall pay Owner's actual cost basis for the use of such elevator except for use during (i) the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays or (ii) Tenant's initial move into the demised premises. Such elevator use shall be subject to reasonable scheduling and supervision by Owner. Tenant shall, and shall cause its contractors and suppliers to, comply with Owner's rules and regulations, and Owner's directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems and occupants.

        D. Throughout the performance of any Tenant's Changes (including the Initial Tenant's Changes) in or about the demised premises, Tenant shall maintain, or cause to be maintained:

   a. Worker's Compensation insurance coverage in statutory limits for all eligible workmen engaged in the Tenant's Changes;

   b. Public Liability insurance, of which Owner shall be a named insured, in limits of $1,000,000/$1,000,000 for bodily injury and death, $500,000/$1,000,000 for property damage and $2,000,000 umbrella coverage for bodily injury, death and property damage, which shall also include blanket contract liability coverage for Tenant's indemnity obligations to Owner under this lease; and

   c. Builder's All-Risk insurance in an amount equal to the value of the Tenant's Changes on the completion thereof.

Tenant shall submit to Owner, before commencement of any Tenant's Changes in or about the demised premises, certificates of such Worker's Compensation, Public Liability and Builder's All-Risk insurance.

        E. Tenant represents and warrants that its use of the demised premises and any Alterations made by or on behalf of Tenant to the demised premises will conform to all Requirements, including (without limitation) the Americans With Disabilities Act ("ADA") of July 26, 1990, Publ. L. No. 101-336, 104 Stat. 327, 42 U.S.C. Section 12101, et seq., as amended from time to time, and the regulations promulgated pursuant thereto. Tenant hereby indemnifies and holds Owner harmless from and against any and all claims, damages, suits, liabilities and attorneys' fees (including, but not limited to appellate attorneys' fees) asserted against or suffered by Owner in any way relating to or arising from, in whole or in part, an actual or asserted claim that the demised premises, or any portion thereof, is in violation of any Requirements, including (without limitation) the ADA, or any regulations promulgated pursuant thereto.

        F.

               1. Subject to the provisions of this Section, Owner shall contribute an amount not to exceed Three Hundred Twenty Five Thousand and 00/100 ($325,000.00) Dollars (the "Tenant Fund") for each of the fifteenth floor and the Designated Additional Floor toward (i) first, the cost of the performance of the Initial Tenant's Changes (other than Soft Costs, as defined below) on the fifteenth (15th) floor portion and the Designated Additional Floor of the demised premises only; and (ii) second, to the extent that the Tenant Fund exceeds the costs of the Initial Tenant's Changes (exclusive of Soft Costs), the fees of architects, engineers, expediters and consultants incurred in connection with the performance of the Initial Tenant's Changes (the costs in this clause
(ii) being collectively referred to herein as "Soft Costs").

               2. Owner shall disburse a portion of the Tenant Fund to Tenant or as Tenant may direct from time to time, within thirty (30) days after receipt of the receipt of the items set forth in Section 50F(3) hereof, provided that on the date of disbursement from the Tenant Fund, no event of default shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an executive officer of Tenant and by Tenant's independent, licensed architect) to Tenant's contractors, subcontractors, subcontractors and materialmen with respect to the Initial Tenant's Changes, or on account of Soft Costs, which in either case have not been the subject of a previous disbursement from the Tenant Fund; provided, however, that in no event shall Tenant be entitled to a disbursement from the Tenant Fund on account of any Soft Costs unless and until the performance of the Initial Tenant's Changes have been completed, and all of the costs incurred in connection therewith (other than Soft Costs) shall have been paid in full.

               3. Owner's obligation to make disbursements from the Tenant Fund shall be subject Owner's receipt of: (i) a request for such disbursement certified by Tenant's architect in accordance with Section 50F(2) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Initial Tenant's Changes and incorporated in the demised premises, or with respect to Soft Costs, which in either case are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (iii) copies of all contracts, work orders, change orders and other materials relating to the work or materials, or Soft Costs, which in either case are the subject of the requested disbursements or reimbursement;
(iv) with respect to disbursements of the Tenant Fund to cover costs other than Soft Costs, a certificate of Tenant's independent licensed architect stating that (A) that, in his opinion, the portion of the Initial Tenant's Changes theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the final detail plans and specifications for such Initial Tenant's Changes, as approved by Owner, (B) the percentage of completion of the Initial Tenant's Changes as of the date of such certificate, and (C) the estimated total costs to complete the performance of the Initial Tenant's Changes, and (v) with respect to the first disbursement of the Tenant Fund to cover Soft Costs, the general releases and waivers of lien, and architect's certificate, described in Section 50F(5) hereof.

               4. In no event shall the aggregate amount paid by Owner to Tenant under this Section 50F exceed the amount of the Tenant Fund. Upon the completion of the Initial Tenant's Changes and payment of Soft Costs, and satisfaction of the conditions set forth in Section 50F(5) hereof, any amount of the Tenant Fund which has not been previously disbursed shall be retained by Owner. Upon the disbursement of the entire Tenant Fund, Owner shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall promptly commence and diligently prosecute to completion, at its sole cost and expense, the Initial Tenant's Changes and pay Soft Costs, whether or not the Tenant Fund is sufficient to fund such completion and Soft Costs. Any costs to complete the Initial Tenant's Changes and pay Soft Costs in excess of the Tenant Fund shall be the sole responsibility and obligation of the Tenant.

               5. Within thirty (30) days after completion of the Initial Tenant's Changes, Tenant shall deliver to Owner general releases and waivers of lien from all contractors, subcontractors and material men involved in the performance of the Initial Tenant's Changes, and the materials furnished in connection therewith, and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Initial Tenant's Changes, have been performed in a good and workmanlike manner and completed substantially in accordance with the final detailed plans and specifications for such Initial Tenant's Changes, as approved by Owner and (ii) to his knowledge all contractors, subcontractors and materialmen have been paid for the Initial Tenant's Changes, and materials furnished through such date.

               6. The Tenant Fund shall be available to Tenant until December 31, 1999 with respect to the fifteenth (15) floor and July 31, 2000 with respect to the Designated Additional Floor.

               7. Owner shall in no way whatsoever be obligated to contribute any sums toward the cost of the Initial Tenant's Changes except as expressly provided herein.

        G. Tenant shall indemnify and save harmless Owner and its agents from and against any and all claims, actions, liabilities and obligations arising from any work in connection with, or other matters related to, the Initial Tenant Changes and all other Tenant Changes.

                                 XV. INSURANCE

        A. Tenant shall at all times keep Tenant's Property and all other alterations, installations and improvements made by Tenant in the demised premises now or hereafter included in the demised premises insured under an "all risk" insurance policy and against such other hazards and risks as Owner may from time to time reasonably designate, for the "full replacement cost" thereof. Such full replacement cost shall be determined from time to time but not more frequently than once in any twelve (12) calendar month period at the request of Owner or any superior Mortgagee or Lessee by an appraiser, engineer, architect or contractor designated by Owner or such Mortgagee or Lessee.

        B. In addition to fire, lightning and extended coverage insurance, Tenant will maintain personal injury or property damage insurance, under a policy of general public liability insurance, with such limits as may reasonably be requested by Owner from time to time, but not less than $2,000,000/$2,000,000 in respect to bodily injury or death and $500,000/$1,000,000 for property damage, and $2,000,000 umbrella coverage for bodily injury, death and property damage, and the policy or policies evidencing such insurance shall include Owner as an additional insured, but only with respect to liability arising out of the ownership, maintenance or use of the demised premises.

        C. All policies required to be maintained pursuant to the provisions of this lease shall be issued by a responsible insurance company or companies authorized to do business in the State of New York and approved by Owner. All policies required to be maintained pursuant to the provisions of this lease shall have a written undertaking from the insurer to notify all insureds thereunder at least thirty (30) days prior to cancellation thereof. Tenant may provide any insurance required pursuant to the provisions of this lease under a so-called blanket policy or policies covering other parties and locations so long as the coverage under such policy or policies is not thereby diminished. Upon request, Tenant shall furnish Owner with a certificate of insurance evidencing any such policy or a certificate naming Owner as an additional insured.

        D. Neither party to this lease shall be liable for any damage by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the damaged party will look solely to its insurer for reimbursement. Any waiver of rights contained in this paragraph shall be ineffective if such waiver shall be unobtainable, or result in an increase in the cost of insurance of the waiving party, unless the other party shall pay such increase within ten (10) days after notice thereof.

                             XVI. OPTION TO EXPAND

        A. Provided that (i) Tenant named herein or a corporation or partnership which controls, is controlled by, or is under common control with the Tenant named herein is the tenant under the lease, (ii) Tenant is not in default under this lease either as of the date of the giving of Tenant's Notice (hereinafter defined) or the Inclusion Date (hereinafter defined), (iii) this lease is otherwise in full force and effect, (iv) no other tenant under a lease (existing as of the date hereof, except as provided below) for premises in the building has a right of first offer or refusal or other contractual right for the Additional Space (hereinafter defined) then Tenant shall have the option to include any space on the sixteenth (16th) floor of the Building (the "Additional Space"), upon the same terms and subject to the conditions of this lease including, without limitation, the base year factors set forth herein and to such additional terms and conditions as are hereinafter set forth. Notwithstanding the foregoing, the portion of the Additional Space consisting of Suite 1610 may first be offered to other tenant(s) of the Building, and in the event that none of such tenants exercises any right which it may have pursuant to their leases (whether or not such leases exist as of the date hereof) to lease Suite 1610, Tenant shall have the option to include Suite 1610 as part of the demised premises as set forth herein.

        B. In the event that all or any portion of Additional Space shall become or is about to become available for leasing, Owner shall give notice thereof to Tenant (the "Availability Notice") stating (i) the portion of Additional Space which has become or is about to become available for leasing and (ii) the expected date such Additional Space will be available for leasing (the "Inclusion Date") and, in such event, Tenant shall have the option, exercisable only by notice ("Tenant's Notice") given to Owner within five (5) business days next following the date of the giving of such Availability Notice, to add such Additional Space to the demised premises. In the event that such Additional Space shall become available for leasing sooner than the applicable Inclusion Date because of the earlier termination of the term of the lease affecting such Additional Space, Owner shall have the right to accelerate the Inclusion Date by not less than fifteen (15) days' prior notice to Tenant. In the event Tenant shall send a Tenant's Notice to Owner the applicable Additional Space shall be added to and included in the demised premises effective as of the Inclusion Date.

        C. The fixed rent for the Additional Space shall be equal to 90% of the fair market annual rental value for the demised premises determined as of the date of the Availability Notice as determined pursuant to the provisions of this Article, but in no event less than the fixed rent (on a per square foot basis) then being paid for the balance of the demised premises. Owner shall give Tenant written notice (the "Additional Space Determination Notice") of Owner's determination of the fixed rent payable for the Additional Space no later than thirty (30) days after its receipt of the Tenant's Notice.

        D. In the event Tenant disputes the annual fair market rental value as determined by Owner in the Additional Space Determination Notice, then within ten (10) days after the giving of the Additional Space Determination Notice, Tenant may request that such annual fair market rental value shall be determined by arbitration, as set forth in Article 53 hereof.

        E. Notwithstanding anything contained herein to the contrary, if Owner is unable to give Tenant possession of all or any portion of any applicable Additional Space on the applicable Inclusion Date by reason of the holding over or retention of possession of any tenant or other occupant, (a) the Inclusion Date applicable to such Additional Space shall be the date Owner shall give Tenant possession of such Additional Space, (b) the expiration date hereof shall not be affected thereby, (c) the validity of this lease shall not be affected in such circumstances, and (d) Tenant waives any rights under Section 223-a of the Real Property Law of New York or any successor statue of similar import to rescind this lease and further waives the rights to recover any damages which may result from the failure of Owner to deliver possession of such Additional Space.

        F. Tenant shall accept any Additional Space in its "as is" condition and state of repair existing as of the Inclusion Date (excluding any latent defects, provided Tenant gives Owner prompt notice thereof) and understands and agrees that Owner shall perform no work and incur no expense in connection with the preparation of such Additional Space for Tenant's occupancy.

        G. The expiration or earlier termination of this lease shall terminate and render void all of Tenant's options of or elections under this Article whether or not the same shall have been exercised and nothing contained in this Article shall prevent Owner from exercising any right or action granted to or reserved by Owner in this lease to terminate this lease. None of Tenant's options or elections set forth in this Article may be severed from this lease or separately sold, assigned or transferred.

        H. If Tenant does not send Tenant's Notice with respect to any Additional Space which is the subject of an Availability Notice pursuant to the provisions of this Article within the applicable time period, time being of the essence, then this Article shall have no further force and effect with respect to the such Additional Space, and Tenant shall have forever waived and relinquished its right to such Additional Space and Owner shall at any and all times thereafter be entitled to lease such Additional Space to any other person or entity at such rental and upon such terms and conditions as Owner in its sole discretion may desire.

        I. If by the commencement of the Extended Term the annual fair market rental value of demised premises has not yet been determined, Tenant shall, until such determination, pay fixed rent for the demised premises as determined by Owner in its Fair Market Determination Notice, and when the determination has actually been made by the arbitrator, an appropriate adjustment, if any, shall be made retroactive to the commencement of the Extended Term.

        J. Time shall be of the essence with respect to the delivery of all notices provided for in this Article.

                             XVII. OPTION TO RENEW

        A. Provided that (i) Tenant named herein or a corporation or partnership which controls, is controlled by, or is under common control with the Tenant named herein is the tenant under this lease, (ii) Tenant is not in default under this lease either as of the Inclusion Date or as of the date of the giving of Renewal Notice (as hereinafter defined), beyond any applicable notice and applicable grace period, and (iii) this lease is otherwise in full force and effect, then Tenant shall have the right to extend the term of this lease for an additional three (3) years commencing on the date which is the day after the Expiration Date and expiring on such date which is three (3) years from the Expiration Date (the "Extended Term"). Tenant's right hereunder shall be exercised by Tenant by written notice (the "Renewal Notice") (by certified mail, return receipt requested) not earlier than 360 days, nor later than 240 days, prior to the Expiration Date, time being of the essence with respect thereto. In the event that Tenant's option is not properly exercised in a timely manner, Tenant shall have no further rights to extend or renew this lease and in no event shall Tenant have any right to extend the term of this lease for more than three (3) years from the Expiration Date. Any exercise by Tenant under this Article shall be irrevocable. In the event that the lease shall be extended pursuant to this Article, then, upon request of Owner, Tenant shall execute and deliver to Owner an agreement confirming such extension.

        B.

   i. The fixed rent for the Extended Term shall be ninety (90%) percent of the fair market annual rental value for the demised premises determined as of the date of the Renewal Notice as determined pursuant to the provisions of this Article. Owner shall give Tenant written notice (the "Extended Term Determination Notice") of Owner's determination of the fixed rent payable for the Extended Term no later than thirty (30) days after its receipt of the Renewal Notice.

   ii. In the event Tenant disputes the annual fair market rental value as determined by Owner in the Extended Term Determination Notice, then within twenty (20) days after the giving of the Extended Term Determination Notice, Tenant may request that such annual fair market rental value shall be determined by arbitration, as follows:

 b. Within thirty (30) days after notice by Tenant requesting arbitration of the issue the parties shall agree upon a single arbitrator to determine such annual fair market rental value. If Owner and Tenant shall have failed to agree upon such single arbitrator within such period of thirty
        (30) days, then such single arbitrator shall be appointed by the Real Estate Board of New York, or its successor pursuant to its rules, or if at such time such association is not in existence and has no successor, then by the presiding Justice of the Appellate Division, First Department, of the Supreme Court of the State of New York, or any successor court, upon request of either Owner or Tenant as the case may be. The arbitrator selected or appointed shall be a real estate appraiser or broker having at lease ten (10) years of experience in acting as a broker or appraiser of office space in high rise office building in the Borough of Manhattan, City of New York.

 c. Within ten (10) days following the selection or appointment of the single arbitrator, each party shall deliver to the arbitrator a determination (the "Fair Market Determination") of what it believes is the annual fair market rental value of the demised premises as of the date of the Renewal Notice. Time shall be of the essence with respect to the delivery of the Fair Market Determination to the arbitrator.

 d. The arbitrator, selected or appointed, shall determine the issue and render its decision as promptly as practicable choosing either Owner's or Tenant's Fair Market Determination, and if only one (1) party submits a Fair Market Determination to the arbitrator then it shall choose the Fair Market Determination so submitted to it. The decision of such arbitrator shall be in writing and shall be final and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrator to both Owner and Tenant.

        C. The term "annual fair market rental value" shall mean the amount which Owner would have received from leasing the demised premises for the period of the Extended Term to an unaffiliated person or entity which is not then a tenant in the Building, assuming that such space were to be delivered in "as is" condition, and taking into account the rental which such other tenant would most likely have paid for such space. Moreover, in making such determinations, neither the parties nor the arbitrator shall reduce such annual fair market rental value by reason of any costs or expenses (including brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period) saved by Owner by reason of Owner's not having to find a new tenant for such space. Accordingly, relevant factors which may be considered in determining such annual fair market rental value may include:

        (ii) Owner and the prospective tenant are typically motivated.

        (iii) Owner and the prospective tenant are well informed and well advised and each is acting in what it considers its own best interest.

        (iv) A reasonable time under then existing market conditions would have been allowed for exposure of the demised premises on the open market.

        (v) That if the demised premises or any portion thereof have been destroyed or damaged by fire or other casualty, such damage would have been fully restored by Owner before the term of the prospective tenant's lease commenced.

        (vi) Market rents then being charged under leases entered into not more than ninety (90) days before the date of the Renewal Notice for similar space in similar office buildings in the Borough of Manhattan, City of New York that contain similar structural and technological features (including market rents being charged at the Building for comparable space under leases entered into not more than ninety (90) days before the date of the Renewal Notice).

        (vii) The age and condition of the Building and the number of rentable square feet in the demised premises.

        D. If by the commencement of the Extended Term the annual fair market rental value of demised premises has not yet been determined, Tenant shall, until such determination, pay fixed rent for the demised premises as determined by Owner in its Fair Market Determination Notice, and when the determination has actually been made by the arbitrator, an appropriate adjustment, if any, shall be made retroactive to the commencement of the Extended Term.

        E. Time shall be of the essence with respect to the delivery of all notices provided for in this Article.

                             XVIII. ADVANCE RENTAL

        Owner acknowledges receipt from Tenant of $56,333.33 to be applied by Owner against the rent first becoming due hereunder. Owner further acknowledges receipt from Tenant of $400,000 to be applied, if Tenant shall faithfully perform all obligations imposed under this Lease, pro tanto by Owner against the fixed rent becoming due in the 20th, 21st, 22nd 23rd and 24th months of the term. If Tenant shall fail to perform such obligations, Owner shall be entitled to apply the advance rental, pro tanto, against any damages which it may sustain by reason of Tenant's failure to perform such obligations, but such application shall not preclude Owner from recovering greater damages if the same can be established.

                                 XIX. SECURITY

        Tenant shall deposit a "clean", unconditional, irrevocable and transferable letter of credit in the amount of $600,000.00 (the "Letter of Credit"), satisfactory to Owner, issued by and drawn on a bank satisfactory to Owner, having its principal place of business or its duly licensed branch in the State of New York and which is a member of the New York Clearing House Association, for the account of Owner, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including, without limitation, the surrender of possession of the demised premises to Owner as herein provided. If a default shall occur and be continuing, Owner may present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof (i) toward the payment of any fixed rent or additional rent as to which Tenant is in default, (ii) toward any sum which Owner may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Owner, and (iii) toward any damage or deficiency incurred or suffered by Owner in the reletting of the demised premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Owner. If Owner applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, shall promptly deposit with

Owner the amount so applied or retained so that Owner shall have the full deposit on hand at all times during the term of this Lease. In the event of a sale or leasing of the Building, Owner shall have the right to transfer the Letter of Credit to such vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of the Letter of Credit, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit naming such vendee or lessee as the beneficiary thereunder. Tenant shall look solely to the new landlord for the return of the Letter of Credit. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Owner a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Owner that the Letter of Credit has been renewed for a period of at least one (1) year. If Tenant shall fail to renew the Letter of Credit as aforesaid, Owner may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit.

                    XX. MISCELLANEOUS ADDITIONAL PROVISIONS

        A. This lease is offered for signature by Tenant and it is understood that this lease shall not be binding upon Owner or Tenant unless and until Owner and Tenant shall each have executed and unconditionally delivered a fully executed copy of this lease to the other.

        B. This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, and its successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two (2) business days after such process is so mailed.

        C. All agreements provided for in this lease, whether between the parties or between either or both of the parties hereto and one or more other parties shall be in writing.

        D. Tenant represents and warrants to Owner as follows:

        (viii) It has full power and authority to execute and deliver this lease and all documents pertaining thereto and to perform all obligations on its part to be performed hereunder.

        (ix) It is a duly formed and validly existing sole proprietorship, limited partnership, general partnership or corporation (as the case may be) in good standing in the State of New York, and, if different, in the state in which it is organized.

        (x) It is authorized to transact business in the State of New York.

        (xi) The execution and delivery of this lease and the performance of all transactions contemplated thereby have been duly authorized by all necessary action required under the circumstances, and will not result in a violation of any of the agreements under which it is organized and operating or to which it is a party or otherwise bound.

        (xii) The party or parties executing this lease on its behalf are duly authorized to do so.

        (xiii) It is aware of no fact or condition which would prevent this Lease, when executed, by Owner and Tenant, from becoming the valid and binding obligation of Owner and Tenant, enforceable in accordance with its terms.



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

                                        TRUSTEES OF THE MASONIC HALL
                                        AND ASYLUM FUND


                                        By:
                                           -------------------------------------



                                        ORGANIC ONLINE, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



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

                                    EXHIBIT B

                                  OWNER'S WORK


        Owner will, at its expense, perform the following work and installations all of which shall be of material, design, capacity, finish and color (if applicable) to the standard adopted by Owner for the Building (but in no event more than the type and quantity of work set forth below):

        The fourteenth (14th) floor portion of the demised premises is being delivered "as is" (excluding any latent defects, provided Tenant gives Owner prompt notice thereof).

        The fifteenth (15th) floor portion of the demised premises shall be delivered as a clean, open shell, with the existing installation demolished and removed.

        The Additional Designated Floor portion of the demised premises shall be delivered as a clean, open shell, with the existing installation demolished and removed.

                                    EXHIBIT C

                              RULES AND REGULATIONS


        (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls, in each case, outside the demised premises shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises. Tenant shall use the freight elevators for delivery of bulky merchandise and equipment which shall be performed in a prompt and efficient manner.

        (2) The exterior windows that reflect or admit light and air into the demised premises or the halls, passageways of the Building shall not be covered or obstructed by Tenant, other than by window treatments.

        (3) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

        (4) Tenant, or any of Tenant's employees, agents, invitees or licensees, shall not at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

        (5) Tenant shall promptly provide Owner with a master key or card or the keys to all additional locks or bolts of any kind which shall be placed upon any of the doors or windows of the demised premises by Tenant.

        (6) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the demised premises or the Building.

        (7) Tenant shall, at its expense, provide artificial light for the employees of Owner while doing janitor service or other cleaning, and in making repairs or alterations in the demised premises.

        (8) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same, other than by employees of Tenant conducted within the demised premises.

        (9) There shall not be used in any space outside of the demised premises, either by Tenant or by jobbers or others, the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

        (10) Owner shall have the right to require that all messengers and other persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a person designated by Owner who will promptly distribute the same to Tenant or (ii) be promptly escorted by a person designated by Owner to deliver the same to Tenant.



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